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                                                                    EXHIBIT 3.12

                                   BY-LAWS OF

                       PROFILE STEEL & WIRE, INCORPORATED

                            (a Delaware corporation)

                             (Adopted March 2, 1971)

                                  ARTICLE I.

                             Meeting of Stockholders

     Section 1. ANNUAL MEETINGS. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the last Monday in February of each year commencing in the year 1972, (or if that day be a legal holiday at the place where such meeting is to be held, then on the next succeeding business day) at such time on said day and at such place, either within or without the State of Michigan, as the Board of Directors of the Corporation (herein-after called the Board) may designate in the notice therefor.

     Section 2. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes, unless other wise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman of the Board or by the President, and shall be called by the President or Secretary upon the order of the Board, or at the request in writing, stating the purpose or purposes of the proposed meeting, of stockholders owning a majority in amount of all of the issued and outstanding capital stock of the corporation and entitled to vote at such meeting.

     Section 3. NOTICE OF MEETINGS. Except as otherwise required by law or by the Articles of Incorporation of the Corporation, written notice of each Annual or Special Meeting of

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Stockholders shall be given at least 10 days and not more than 60 days before the day on which such meeting is to be held, to each stockholder of record entitled to notice of, or to vote at, such meeting by mailing a copy of such notice in a postage prepaid envelope addressed to him at his last post office address appearing on the stock records of the Corporation. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Every such notice shall stare the place, date and hour of the meeting and, in the case of a special meeting, shall state briefly the purpose or purposes for which it was called. Notice of any meeting need not be given to any stockholder who attends such meeting in person or by proxy. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

     Section 4. QUORUM. At each meeting of the stockholders, except as otherwise expressly required by law, if stockholders holding not less than a majority of the shares of stock of the Corporation issued, outstanding and entitled to be noted thereat are present in person or by proxy, they shall constitute a quorum for the transaction of business. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and entitle to vote thereat, or in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time until stockholders holding the amount of stock requisite for a quorum shall be present or represented. At any such adjourned meeting at which a quorum by be present any business may be transacted which might have been transacted at the meeting as originally called.

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     Section 5.  ORGANIZATION. At each meeting of the stockholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

            (a)  the Chairman of the Board;

            (b)  the President;

            (c)  the Executive Vice President;

            (d) any Vice President designated by the Board or the Executive Committee or the President to act as Chairman of said meeting and to preside thereat; or

            (e) a stockholder of record of the Corporation who shall be chosen Chairman of such meeting by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat.

The Secretary, or, if he shall be absent from such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

     Section 6. ORDER OF BUSINESS. The order of business at each meeting of the stockholders shall be determined by the chairman of such meeting, but such order of business at any meeting at which a quorum is present may be changed by the vote of a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat.

     Section 7. VOTING. Each stockholder shall at each meeting of the stockholders be entitled to one note in person or by proxy for each share of stock of the Corporation which has

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voting power on the matter in question and which shall have been held by him and registered in his name on the books of the Corporation:

            (a)  on the date fixed pursuant to the provisions of section 5 of
            Article VI of these By-laws as the record date for the determination of stockholders who shall be entitled to receive notice of, and to vote at, such meeting or

            (b) in the event that no such record date shall have been so fixed, then at the date of such meeting; provided, however, that, except where the transfer books of the Corporation shall have been closed, no share of stock of the Corporation shall be voted on at any election of directors which shall have been transferred on the books of the Corporation within 20 days next preceding such election of directors.

Shares of its own stock belonging to the Corporation shall not be noted directly or indirectly. Any vote on stock of the Corporation may be given at any meeting of the stockholders by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than tree years prior to the date of meeting in question which shall be delivered to Secretary or an Assistant Secretary or to the secretary of the meeting. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At all meetings of the stockholders all matters, except as otherwise provided in these By-laws or by law, shall be decided by the noted of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. Except in the case of

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votes for the election of directors, the vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or be his proxy, if there be such proxy.

     Section 8. LIST OF STOCKHOLDERS. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through another officer of the Corporation designated by him or through a transfer agent or transfer clerk appointed by the Board, to prepare and make, at least 10 days before every meeting of the stockholders called to be held for the election of directors of the Corporation, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order by class and series thereof and showing the address of each stockholder and the number of shares of such class or series registered in the name of each stockholder. Such list shall be open to the examination of any stockholder during ordinary business hours for a period of at least 10 days prior to said meeting and election, either at a place within the city, town or village where said meeting and election are to be held and which place shall be specified in the notice of said meeting or, if not so specified, at the place where said meeting and election are to be held, and such list shall be produced and kept at the time and place of said meeting and election during the whole time thereof and subject to the inspection of any :stockholder who may be present thereat. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such election.

     Section 9. INSPECTORS. The Board, in advance of any meeting of Stockholders, may appoint One or more inspectors I to act at such meeting or any adjournment thereof. If the

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inspectors shall-not be so appointed, or if any of them shall fail to appear or act, the chairman of such meeting shall appoint the inspectors, or such replacement or replacements therefor, as the case may be. Such inspectors,, before entering on the discharge of their duties, shall take and sign an oath or affirmation faithfully- to execute the duties-of inspectors at meetings for which they are appointed. At such meeting, the inspectors shall receive and take charge of the proxies and ballots and decide all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes. An inspector need not be a stock-holder of the Corporation, and any officer of the Corporation may be an inspector on any question other than a vote for or against his election to any position with the Corporation.

                                  ARTICLE II.

                               Board of Directors

     Section 1. GENERAL POWERS. The properties, business and affairs of the Corporation shall be managed by the Board.

     Section 2. NUMBER AND TIME OF HOLDING OFFICE. Subject to the requirements of the laws of the State of Delaware, the Board may from time to time by the vote of the majority of the Whole Board determine the number of directors, provided that the number of directors shall not be reduced so as to shorten the term of any director at the time in the office. The term "Whole Board" as used in these By-laws shall mean the number of positions on the Board regardless of the number of directors then in office. Until the Board shall otherwise so determine, the number of directors shall be five (5). Each of the directors of the Corporation

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shall hold office until the annual meeting next after his election and until his successor shall be elected and qualified or until his earlier death or resignation. Directors need not be stockholders.

     Section 3. ELECTION OF DIRECTORS. At each meeting of the stockholders for the election of directors at which a quorum is present the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors.

     Section 4. ORGANIZATION AND ORDER OF BUSINESS. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

            (a)  the Chairman of the Board;

            (b)  the President; or

            (c) any director chosen by a majority of the directors present thereat.

The Secretary, or, if he shall be absent from such meeting, the person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof. The order of business at each meeting of the Board shall be determined by the chairman of the meeting.

     Section 5. RESIGNATIONS. Any director may resign at any time by giving written notice of his resignation to the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Board, the

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President or the Secretary. Except as specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 6. VACANCIES. If any vacancy shall occur among the directors, or if the number of directors shall at any time be increased, the directors in office, although less than a quorum, by a majority vote may fill the vacancies or newly created directorships, or any such vacancies or newly created directorships may be filled by the stockholders at any meeting. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies.

     Section 7. PLACE OF MEETINGS. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

     Section 8. ANNUAL MEETING. Unless the Board shall by resolution otherwise determine, immediately after each annual election of directors, the Board shall meet for the purpose of organization, the election of officers and the transaction of other business. I the Board shall determine that such meeting shall be held at a different place, date and hour, notice thereof shall be given in the manner hereinafter provided for special meetings of the Board.

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     Section 9.  REGULAR MEETINGS. Regular meetings of the Board shall be held at such times as the Board shall from time to time determine. Notices of regular meetings need not be given. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be postponed until the same hour of the next succeeding business day.

     Section 10. SPECIAL MEETING; NOTICE. Special meetings of the Board shall be held whenever called by the Chairman of the Board, the President or any two of the directors. A notice of each such special meeting shall be given as hereinafter in this Section provided, which notice shall specify the place, date and hour of such meeting, but, except as otherwise expressly provided by law, the purposes thereof need not be stated in such notice. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business at least two days before the day on which such meeting is to be held or shall be sent addressed to him at such place by telegraph, cable, wireless or other form of recorded communication or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. Notice of any meeting of the Board need no, however, be given to any director if waived by him in writing or by telegraph, cable, wireless or other form of recorded communication before, during or after such meeting or if he shall be present at such meeting; and any meeting of the Board shall be a legal meeting without any notice thereof having been given if all the directors of the Corporation then in office shall be present thereat.

     Section 11. QUORUM AND MANNER OF ACTING. Except as otherwise provided in these By-laws or by law, a majority of the directors shall be present in person at any meeting

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of the Board in order to constitute a quorum for the transaction of business at such meeting, provided that if the number of directors shall consist of more than seven members, less than a majority but in no event less than one-third of the members shall constitute a quorum, and the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be give. The directors shall act only as a board and the individual directors shall have no power as such.

     Section 12. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing and such writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 13. COMPENSATION. The directors may be paid their expenses, if any, of attendance at each meeting of the Board, a fixed sum for attendance at each meeting of the Board and/or a stated salary as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of the Executive Committee and/or of other committees may be allowed like compensation and reimbursement of expenses for attending committee meetings.

                                  ARTICLE III.

                                   Committees

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     Section 1.  EXECUTIVE COMMITTEE; NUMBER, APPOINTMENT, TERM OF OFFICE, ETC.
The Board, by resolution adopted by a majority of the Whole Board, may designate an Executive Committee consisting of not less than two of the directors then in office and fill vacancies therein. Each member of the Executive Committee shall continue to be a member thereof only so long as he remains a director and at the pleasure of a majority of the Whole Board. Any vacancies on the Executive Committee may be filled by the majority of the Whole Board.

     Section 2. FUNCTIONS AND POWERS. The executive Committee, between meetings of the Board, shall have and may exercise the powers of the Board, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it.

     Section 3. PROCEDURE. The Executive Committee by a vote of a majority of its members, shall fix its own times and places of meeting, shall determine the number of its members constituting a quorum for the transaction of business, and shall prescribe its own rules of procedure, no change in which shall be made save by a majority vote of its members.

     Section 4. MINUTES. The Executive Committee shall keep regular minutes of its proceedings and all action by the Executive Committee shall be reported to the Board at its next meeting. Such action shall be subject to review by the Board, provided that no rights of third parties shall be affected by such review.

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     Section 5.  OTHER COMMITTEES. The Board, by resolution adopted by a majority of the Whole Board, may designate one or more other committees, which shall in each case consist of directors and shall have and may exercise such powers of the Board for such periods as the Board may determine in the respective resolutions designating such committees or from time to time. A majority of all the members of any such committee may fix its rules of procedure, determine its action, fix the time and place, whether within or without the State of Michigan, of its meetings and specify what notice thereof, if any, shall be given, unless the Board shall by resolution otherwise provide. Each member of any such committee shall continue to be a member thereof only so long as he remains a director and at the pleasure of a majority of the Whole Board. Any vacancies on any such committee may be filled by a majority of the Whole Board.

                                   ARTICLE IV.

                                    Officers

     Section 1. ELECTION AND TERM OF OFFICE. The executive officers of the Corporation shall be the President (who shall be a director), such number of Vice Presidents as the Board may determine from time to time, a Treasurer and a Secretary. The Board in its discretion may also elect a Chairman of the board (who shall be a director), and Executive Vice President, Controller, Assistant Secretaries, Assistant Treasurers and Assistant Controllers as it may deem necessary, who shall have such authority and perform such duties as may be prescribed from time to time by the Board. Any two offices may be held by the same person except the offices of President and Secretary. All executive officers and other officers of the Corporation shall be elected annually by the Board at the first meeting thereof held after each

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annual meeting of stockholders for the election of directors and shall hold office, unless sooner terminated by resignation, death, removal, retirement, or for any other reason, until their successors are elected and have qualified. Any vacancies in any offices may be filled by a majority of the Whole Board. Any executive officer and any other office elected by the Board shall be subject to removal, either with or without cause, at any time by a majority of the Whole Board.

     Section 2. RESIGNATIONS. Any executive officer or other officer may resign at any time by giving written notice of his resignation to the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Board, the President or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board at which he is present and shall perform such other duties as may be assigned to him from time to time by the board.

     Section 4. PRESIDENT. The President shall be the chief executive officer of the Corporation. Subject to the control of the Board, he shall have general charge of the business and affairs of the Corporation and shall supervise and direct all executive officers, other officers, agents and employees. He shall have power to appoint and remove all agents and employees not appointed or elected by the Board and shall have such other powers and perform such other duties provided in these By-laws and as may be assigned to him from time to time by the Board.

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     Section 5.  EXECUTIVE VICE PRESIDENT. It shall be the duty of the Executive
Vice President to assist the President in the administration, general management and direction of the business and affairs of the Corporation with respect to such matters as may be assigned to him from time to time by the President or the Board. Whenever the President is unable to serve by reason of sickness, absence or otherwise, the regular powers and duties of his office shall be exercised and performed by the Executive Vice President.

     Section 6. VICE PRESIDENT. Each Vice President shall have such powers and duties as shall be prescribed by the Board at the time of his election and such other powers and duties as may be assigned to him from time to time by the President or the Board.

     Section 7. TREASURER. The treasurer shall be responsible for safeguarding the cash and securities of the Corporation. He shall formulate the investment and financial policies of the Corporation for submission to the President or the Board. He shall perform such other duties as may be assigned to him from time to time by the President or the Board. He shall, on request, present reports to the President or the Board, giving account of his stewardship of the funds of the Corporation and other important matters relating to the fiscal affairs of the Corporation.

     Section 8. CONTROLLER. The Controller shall be in charge of the accounts of the Corporation. He shall be responsible to the Board for the maintenance of adequate accounting procedure and records of the Corporation and for the preparation of financial statements and reports on the operation of the business. He shall be responsible to the President with respect to

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the administration of his office and shall perform such duties as may be assigned to him from time to time by the President or the Board.

     Section 9. SECRETARY. The Secretary shall keep the records of all meetings of the stockholders, the Board, the Executive Committee and any committees appointed pursuant to Article III hereof. He shall affix the seal of the Corporation to all deeds, contracts, bonds or other instruments requiring the corporate seal when the same have been signed on behalf of the Corporation by a duly authorized officer. He shall perform such other duties as may be assigned to him from time to time by the President or the Board.

     Section 10. SUBORDINATE OFFICERS. The Board may appoint such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board may prescribe. the Board may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

     Section 11. COMPENSATION. The Board shall have power to fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

     Section 12. BONDS. The Board may require any officer of the Corporation to give a bond to the Corporation, conditional upon the faithful performance of his duties, with one or more sureties and in such amount as may be satisfactory to the Board.

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                                   ARTICLE V.

                         Contracts, Deposits and Proxies

     Section 1. EXECUTION OF CONTRACTS, ETC. Except as otherwise required by law or by these By-laws all the executive officers of the Corporation shall have power to execute and deliver any deeds, contracts, mortgages, bonds, debentures and other documents for and in the name of the Corporation. The Board may authorize any other officer or officers or agent or agents to execute and deliver any contract or other instrument in the name and on behalf of the Corporation, and such authority may be general or confined to such specific instances as the Board may by resolution determine.

     Section 2. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or the President shall direct in such banks, trust companies or other depositories as the Board may select or as may be selected by an executive officer, or other officer or agent of the Corporation to whom power in that respect shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order or the Corporation may be endorsed, assigned and delivered by any executive officer or other officer or agent of the Corporation as thereunto authorized from time to time by the Board.

     Section 3. PROXIES IN RESPECT OF STOCK OR OTHER SECURITIES OF OTHER CORPORATIONS. Unless otherwise provided by resolution adopted by the Board, the Chairman of the Board, the President, the Executive Vice President or a Vice President may

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from time to time (a) appoint an attorney or attorneys or agent or agents of the
Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or consent in respect of such stock or other securities; (b) instruct the person or persons so appointed as to the manner of exercising such powers and rights; and (c) execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies, powers of attorney or other instruments as he may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

                                   ARTICLE VI.

                 Shares and Their Transfer; Examination of Books

     Section 1. CERTIFICATES FOR STOCK. Every owner of stock of the Corporation shall be entitled to have a certificate or certificates, in such form as the Board shall prescribe, certifying the number, class, and series, if any, of shares of stock of the Corporation owned by him. The certificates representing shares of the respective classes and series, if any, of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the person who was at the time of signing the President, the Executive Vice President or a Vice President and by the person who was at the time of signing the Secretary or an Assistant Secretary, and the seal of the Corporation shall be affixed thereto; provided, however, that where any such certificate is signed (a) by a transfer agent or assistant transfer agent or (b) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature thereon of such President, Executive Vice President or Vice President and of such Secretary or Assistant Secretary and the seal of the Corporation affixed thereto may be facsimile.

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In case any officer or the officers of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by certificates for stock of the Corporation, the number, class and series, if any, of shares represented by such certificates, respectively, the respective dates thereof, and, in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and a new certificate or certificates shall be issued in exchange for an existing certificate only after such existing certificate shall have been so cancelled, except in cases provided for in Section 4 of this Article VI.

     Section 2. TRANSFERS OF STOCK. Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer clerk or a transfer agent appointed as in Section 3 of this Article VI provided, and upon surrender of the certificate or certificates for such shares properly endorsed, with such proof or guaranty of the authenticity of the signature as the Corporation or its agent may require, and payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the

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Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Corporation or to the transfer agent or clerk making the transfer, shall be so expressed in the entry of transfer.

     Section 3. REGULATIONS. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for stock of the Corporation. The Board may appoint or authorize any officer or officers to appoint one or more transfer clerks or one or more transfer agents and one or more registrars and may require all certificates for stock to bear the signature or signatures of any of them.

     Section 4. LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate of stock of the Corporation in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board, in its discretion, may require the owner of such certificate, or his legal representatives, to give the Corporation a bond in such sum limited or unlimited, in such form and with such surety or sureties as the Board shall in its uncontrolled discretion determine to be sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of such new certificate.

     Section 5. CLOSING OF TRANSFER BOOKS. The board may, by resolution, direct that the stock transfer books of the Corporation be closed for a period not exceeding 60 days preceding the date of any meeting of the stockholders, or the date for the payment of any dividend, or the date for the allotment of any rights, or the date when any change or conversation

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or exchange of stock of the Corporation shall go into effect, or for a period not exceeding 60 days in connection with obtaining the consent of stockholders for any purpose; provided, however, that, in lieu of closing the stock transfer books as aforesaid, the board may fix in advance a date not more than 60 days preceding the date of any meeting of the stockholders, or the date for the payment of any dividend, or the date for the allotment of any rights, or the date when any change or conversion or exchange of stock of the Corporation shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of stock, or to give such consent, and in each such case such stockholder and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or tot receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

     Section 6. EXAMINATION OF BOOKS BY STOCKHOLDERS. The Board may determine from time to time whether, to what extent, at what times and places and under what conditions and regulations, the accounts and books of the corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of

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Delaware or as authorized by resolution adopted by the Board or by stockholders of the corporation entitled to vote in respect thereof.

                                  ARTICLE VII.

                                  Offices, Etc.

     Section 1. REGISTERED OFFICE. The registered office of the Corporation in the State of Delaware shall be in the City of Detroit, County of Wayne.

     Section 2. OTHER OFFICES. The Corporation may also have an office of offices other than said registered office at such place or places, either within or without the State of Delaware as the Board may from time to time appoint or as the business of the Corporation may require.

     Section 3. BOOKS AND RECORDS. Except as otherwise required by law, the Articles of Incorporation of the Corporation or these By-laws, the Corporation may keep the books and records of the Corporation in such place or places within or without the State of Delaware as the Board may from time to time by resolution determine or the business of the Corporation may require.

                                  ARTICLE VIII.

                                    Dividends

          Subject to the provisions of law, of the Articles of Incorporation of the Corporation and of these By-laws, the Board may declare and pay dividends upon the shares of the capital stock of the Corporation out of earned surplus as determined in accordance with the provisions of the laws of the State of Delaware and may declare and pay dividends upon its

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preferred stock from any surplus, whenever and in such amounts as in the opinion of the Board, and as permitted by law, the condition of the affairs of the Corporation shall render it advisable.

                                   ARTICLE IX.

                                      Seal

          The Board shall provide a corporate seal, which shall be circular in form and shall bear the full name of the Corporation and the words and figures "Incorporated in Delaware", or words and figures of similar impact. The seal or a facsimile thereof may be impressed or affixed or reproduced or other use made thereof by the Secretary, any Assistant Secretary or any other officer authorized by the Board.

                                   ARTICLE X.

                                   Fiscal Year

          The fiscal year of the Corporation shall end on September 30 in each year. Such date may be changed for future fiscal years at any time and from time to time by resolution of the Board.

                                   ARTICLE XI.

                                Waiver of Notices

          Whenever any notice whatever is required to be given by these By-laws or by the Articles of Incorporation of the Corporation or by the laws of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE XII.

                                 Indemnification

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     Section 1.  PERSONS ENTITLED TO INDEMNIFICATION; STANDARDS OF CONDUCT. To
the extent permitted by Delaware law from time to time in effect and subject to the provisions of Section 2 of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, except in relation to matters as to which any such officer or director or former officer or director or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person acted negligently or was guilty of misconduct in the performance of duty.

     Section 2. RIGHT OF INDEMNITY. Any indemnification under Section 1 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Section 1. Such determination shall be made (1) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if

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such quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by the Corporation) in a written opinion, or (3) by the stockholders.

     Section 3. EXPENSES. If a director, officer, employee or agent of a Corporation has been successful on the merits or otherwise as a party to any action, suit or proceeding referred to in Section 1 of this Article, or with respect to any claim, issue or matter therein (to the extent that a portion of his expenses can be reasonably allocated thereto), he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 4. ADVANCE OF EXPENSES. Expenses incurred in defending civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board, whether a disinterested quorum exists or not, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

     Section 5. RIGHT OF INDEMNIFICATION NOT EXCLUSIVE. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to

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be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 6. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partners, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnity him against such liability under the provisions of this Article or of Section 10(1) of the Michigan General Corporation Act.

                                  ARTICLE XIII.

                                   Amendments

          These By-laws may be amended, altered or repealed by the Board; but any By-laws made by the Board may be altered, amended or repealed by the stockholders.

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